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                                                                    Exhibit 23.3


                              Arthur Andersen LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Platinum Technology, Inc. on Form S-3 of our reports for Locus Computing Corporation dated March 20, 1995 included in Platinum Technology, Inc.'s Form 10-K for the year ended December 31, 1996 and included in the current report on Form 8-K of Platinum Technology, Inc.



                                       /s/ Arthur Andersen LLP
                                           ARTHUR ANDERSEN LLP


Los Angeles, California
January 26, 1998